Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated March 28, 2008, relating to the financial statements and financial statement schedules of Cenveo, Inc., appearing in the Annual Report on Form 10-K of Cenveo, Inc. for the year ended January 2, 2010 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/Deloitte & Touche LLP

March 3, 2010